Exhibit 99

N E W S     R E L E A S E

Contacts:	John S. Penshorn
Senior Vice President
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

SECOND QUARTER NET EARNINGS OF $0.61 PER SHARE

•	Revenues for Second Quarter Up 28% to $11.1 Billion

•	Strong and Accelerating Growth Achieved across Multiple Business Segments

•	Services Extended to 2 Million New Consumers Year-To-Date, including 580,000 Individuals in the Second Quarter

•	Operating Margin Expanded to 11.8%

•	Operating Cash Flows of $1.3 Billion, Up 27%

•	Earnings Per Share Increased 30%

MINNEAPOLIS (July 14, 2005) – UnitedHealth Group (NYSE: UNH) achieved record results in the second quarter of 2005, reported Chairman and CEO William W. McGuire, M.D. Results were notable for the consistent operating performance and strong and diverse growth across the spectrum of UnitedHealth Group businesses. Dr. McGuire stated, “We are particularly pleased with the continued growth of the various businesses within UnitedHealth Group. For example, this year we have extended services to approximately 1 million more people in the major medical benefits businesses alone. These significant gains suggest that our product approaches and affordability initiatives present meaningful value differentiation to customers. And while it is gratifying to report these developments today, they more importantly represent the basis for a very positive future for our company.”

Quarterly Financial Performance

Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues	$11.11 billion	$10.89 billion	$8.70 billion
Earnings From Operations	$1.31 billion	$1.26 billion	$945 million
Operating Margin	11.8%	11.5%	10.9%

UnitedHealth Group Highlights

•	Second quarter earnings per share of $0.61 increased 30 percent from $0.47 in the second quarter of 2004, and improved 3 cents or 5 percent from the first quarter of 2005.

•	Second quarter consolidated net earnings increased to $809 million, up $213 million or 36 percent year-over-year and $30 million or 4 percent from the first quarter of 2005.

•	Consolidated revenues of $11.1 billion increased $2.4 billion or 28 percent year-over-year, and $224 million or 2 percent from the first quarter of 2005.

•	Customer growth continued to strengthen across UnitedHealth Group businesses in the second quarter. Gains in commercial business include approximately 70,000 people at Uniprise and 100,000 at UnitedHealthcare; 555,000 new individuals served through Specialized Care Services; 35,000 people purchasing active Medicare supplement products from Ovations and 10,000 seniors in its Medicare Advantage programs; and 5,000 people at AmeriChoice. Fifty thousand seniors became new users of the Ovations pharmacy discount drug card programs in the second quarter.

•	Operating costs declined to 14.7 percent of revenues in the second quarter. This was an improvement of 80 basis points from the second quarter of 2004 and 20 basis points from the first quarter of 2005.

•	Earnings from operations increased to $1.3 billion in the second quarter, up $365 million or 39 percent over the prior year, and up $54 million or 4 percent sequentially.

•	Consolidated second quarter operating margin improved to 11.8 percent from 10.9 percent in the second quarter of 2004 and from 11.5 percent in the first quarter of 2005, reflecting diversified growth coupled with effective expense management.

UnitedHealth Group Highlights – Continued

•	The consolidated medical care ratio, excluding the AARP division of Ovations, increased 10 basis points sequentially and decreased 80 basis points year-over-year to 79.0 percent in the second quarter of 2005.

•	Consolidated medical costs payable, excluding the AARP division of Ovations, increased $300 million year-to-date. Medical costs days payable, which includes all recent acquisitions, was 64 days for the quarter, consistent with its level at year-end 2004 and at March 31, 2005.

•	During the second quarter, the Company realized favorable development of $120 million in its estimates of medical costs incurred in 2004, reflecting continuing success in managing medical cost trends and facilitating appropriate medical care. The second quarter results also included $20 million in favorable development stemming from the first quarter of 2005.

•	Accounts receivable, excluding the AARP division of Ovations, were $501 million at June 30, 2005 – remaining essentially flat sequentially – and represented well under 5 days sales outstanding.

•	Cash flows from operations were $1.29 billion for the second quarter, up 27 percent year-over-year, bringing year-to-date operating cash flows to $2.5 billion. Adjusted to align CMS payment timing to the proper periods, year-to-date cash flows from operations were $2.77 billion.

•	The Company repurchased 19 million shares during the second quarter of 2005, bringing the year-to-date total to 45 million shares or 3.5 percent of the shares outstanding at December 31, 2004.

•	Second quarter 2005 annualized return on equity was 30 percent.

Closing Comment

“Our organizational intensity around disciplined business execution coupled with a relentless focus on the long-term imperatives of affordability, access, quality and usability — applied broadly within the heath care system — are reflected in our second quarter results,” Dr. McGuire stated. “This combination of business execution and forward strategy to address the needs of our diverse client base is working well. We continue to build a foundation for sustained differentiated service and value to all participants in the health care markets.

“Based on our strong financial performance in the first half of this year, we now foresee earnings per share growth for full year 2005 of approximately 25 percent, with results projected in the range of $2.45 to $2.47 per share,” concluded Dr. McGuire. “We are positioned to generate earnings of approximately $0.63 per share in the third quarter, a sizeable advance, particularly given the increase in Medicare Part D launch costs that we will absorb in earnings in the second half of 2005. We expect to continue to drive substantive gains in 2006, with earnings per share up at least 15 percent, excluding any contributions from the recently announced merger with PacifiCare, which will further strengthen our ability to meet customer needs in key geographies and end-market segments.”

Business Description – Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of multistate mid-sized and local employers and for consumers. AmeriChoice facilitates and manages health care services for state-sponsored Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50.

Quarterly Financial Performance

Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues	$9.81 billion	$9.63 billion	$7.59 billion
Earnings From Operations	$944 million	$910 million	$636 million
Operating Margin	9.6%	9.5%	8.4%

Key Developments for Health Care Services

•	Revenues for Health Care Services grew $2.2 billion or 29 percent year-over-year and $184 million or 2 percent sequentially to $9.8 billion in the second quarter of 2005.

•	Second quarter Health Care Services operating earnings of $944 million increased $308 million or 48 percent year-over-year and $34 million or 4 percent sequentially.

•	Second quarter operating margin of 9.6 percent expanded 120 basis points year-over-year and 10 basis points sequentially.

Key Developments for Health Care Services – Continued

•	UnitedHealthcare second quarter revenues of $6.7 billion increased $1.7 billion or 34 percent year-over-year and $88 million or 1.3 percent sequentially.

•	In its commercial business, UnitedHealthcare increased the number of consumers served by 100,000 in the second quarter, bringing the year-to-date sales gain to approximately 200,000 people.

•	UnitedHealthcare’s second quarter 2005 commercial medical care ratio of 78.6 percent compares to ratios of 78.4 percent and 79.4 percent in the first quarter of 2005 and the second quarter of 2004, respectively.

•	During the second quarter UnitedHealthcare agreed to acquire privately held Neighborhood Health Partnership, a local health plan serving approximately 135,000 South Florida residents. This transaction is expected to close around the end of the third quarter of 2005.

•	Ovations reported record revenues of $2.3 billion in the second quarter, up $463 million or 26 percent year-over-year and $79 million or 4 percent from the first quarter of 2005.

•	AARP has announced it will exclusively brand an Ovations Medicare Part D drug benefit program, to be introduced nationwide in 2006.

•	AmeriChoice second quarter revenues of $844 million increased $71 million or 9 percent year-over-year and $17 million or 2 percent from the first quarter of 2005.

•	AmeriChoice membership grew by 35,000 people over the 12 months ended June 30, 2005, including 5,000 in the second quarter.

Business Description

Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer and financial transaction products and services.

Quarterly Financial Performance

Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues	$962 million	$941 million	$843 million
Earnings From Operations	$198 million	$189 million	$170 million
Operating Margin	20.6%	20.1%	20.2%

Key Developments

•	Second quarter revenues of $962 million increased $119 million or 14 percent year-over-year and $21 million or 2 percent over the first quarter of 2005.

•	Uniprise increased the number of people it serves in the national multilocation employer segment by 70,000 in the second quarter, bringing the year-to-date gain to 665,000 consumers.

•	Participation in consumer-driven health plan products grew by 80,000 people in the second quarter and exceeded 1 million people across UnitedHealth Group businesses as of June 30, 2005, reflecting growing market response to new approaches that provide clinical and financial transparency and consumer control.

•	Exante Financial Services has been selected to provide financial and health savings account services to a total of 15 unaffiliated payers and processing intermediaries currently serving more than 3.3 million consumers.

•	Uniprise operating earnings of $198 million grew $28 million or 16 percent year-over-year and $9 million or 5 percent over the first quarter of 2005. The Uniprise operating margin of 20.6 percent expanded 40 basis points year-over-year and one-half of 1 percent sequentially, reflecting ongoing gains in business process improvement.

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly Financial Performance
Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues	$678 million	$647 million	$573 million
Earnings From Operations	$139 million	$133 million	$119 million
Operating Margin	20.5%	20.6%	20.8%

Key Developments

•	First quarter revenues rose to $678 million, up $105 million or 18 percent year-over-year and $31 million or 5 percent from the first quarter of 2005.

•	Strong customer growth totaling 2.4 million people year-to-date was realized across the portfolio of Specialized Care Services companies, including 555,000 new individuals in the second quarter.

•	Specialized Care Services strengthened its position in key Pacific and western states with the June 2005 acquisition of Pacific Dental Benefits, serving approximately 700,000 consumers.

•	In the second quarter, earnings from operations of $139 million increased $20 million or 17 percent year-over-year and $6 million or 5 percent sequentially.

•	The Specialized Care Services operating margin of 20.5 percent remained essentially unchanged in the second quarter, as strong year-over-year growth in comparatively lower margin service lines was balanced by continued gains in quality initiatives and operating efficiencies.

Business Description

Ingenix is a leader in the field of health care data, analysis and application, serving pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance

Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues	$175 million	$166 million	$146 million
Earnings From Operations	$29 million	$24 million	$20 million
Operating Margin	16.6%	14.5%	13.7%

Key Developments

•	Ingenix revenues increased $29 million, or 20 percent year-over-year, to $175 million in the second quarter of 2005, reflecting strong performance across the full scope of Ingenix product lines.

•	The Ingenix contract revenue backlog across its diverse product lines reached $822 million at June 30, 2005. This compares to backlog levels of $646 million for the comparable prior year period and $665 million as of year-end 2004, demonstrating the growing revenue momentum building within this business.

•	Ingenix second quarter operating earnings increased $9 million or 45 percent year-over-year and $5 million or 21 percent sequentially. Operating margin increased to 16.6 percent, up 210 basis points from first quarter 2005 and 290 basis points year-over-year. The results reflect the combination of strong contribution margins on consulting services and data and software product sales, as well as focused operating efficiencies across its business lines.

•	During the second quarter Ingenix announced the launch of i3 Aperio, an advanced drug registry tool that will allow drug manufacturers and regulators to access data on the safety of newly introduced drugs faster and more efficiently than ever before.

About UnitedHealth Group

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves more than 55 million individuals nationwide.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID # 7048728. This earnings release and the Form 8-K dated July 14, 2005, which may also be accessed in the Investor Information section of the Company’s Web site, include a reconciliation of non-GAAP financial measures.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information

Quarter Ended June 30, 2005

•	Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Customer Profile Summary

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUES
Premiums	$10,062	$7,801	$19,933	$15,065
Services	920	813	1,822	1,602
Investment and Other Income	129	90	243	181

Total Revenues	11,111	8,704	21,998	16,848

COSTS
Medical Costs	8,061	6,326	15,963	12,195
Operating Costs	1,632	1,346	3,252	2,663
Depreciation and Amortization	108	87	217	169

Total Costs	9,801	7,759	19,432	15,027

EARNINGS FROM OPERATIONS	1,310	945	2,566	1,821

Interest Expense	(55)	(28)	(104)	(52)

EARNINGS BEFORE INCOME TAXES	1,255	917	2,462	1,769

Provision for Income Taxes	(446)	(321)	(874)	(619)

NET EARNINGS	$809	$596	$1,588	$1,150

BASIC NET EARNINGS PER COMMON SHARE	$0.64	$0.49	$1.25	$0.95

DILUTED NET EARNINGS PER COMMON SHARE	$0.61	$0.47	$1.19	$0.91

Diluted Weighted-Average Common Shares Outstanding	1,321	1,277	1,331	1,270

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash and Short-Term Investments	$4,343	$4,505
Accounts Receivable, net	914	906
Other Current Assets	2,803	2,830

Total Current Assets	8,060	8,241

Long-Term Investments	8,430	7,748
Other Long-Term Assets	12,031	11,890

Total Assets	$28,521	$27,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$5,909	$5,540
Commercial Paper and Current Maturities of Long-Term Debt	400	673
Other Current Liabilities	5,253	5,116

Total Current Liabilities	11,562	11,329

Long-Term Debt, less current maturities	3,850	3,350
Future Policy Benefits for Life and Annuity Contracts	1,719	1,669
Deferred Income Taxes and Other Liabilities	861	814
Shareholders’ Equity	10,529	10,717

Total Liabilities and Shareholders’ Equity	$28,521	$27,879

The table below summarizes certain balance sheet data excluding AARP related amounts:

	June 30, 2005	December 31, 2004
Accounts Receivable, net	$501	$517
Other Current Assets	$1,011	$947
Other Current Liabilities	$4,016	$3,743
Medical Costs Payable	$4,941	$4,641
Days Medical Costs in Medical Costs Payable	64	64

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Operating Activities
Net Earnings	$1,588	$1,150
Noncash Items:
Depreciation and amortization	217	169
Deferred income taxes and other	63	27
Net changes in operating assets and liabilities	629	581

Cash Flows From Operating Activities	2,497	1,927

Investing Activities
Cash paid for acquisitions, net of cash assumed	(115)	(638)
Purchases of property, equipment and capitalized software	(222)	(159)
Net sales and maturities/(purchases) of investments	(471)	348

Cash Flows Used For Investing Activities	(808)	(449)

Financing Activities
Common stock repurchases	(2,138)	(1,253)
Net change in commercial paper and debt	227	421
Other, net	273	192

Cash Flows Used For Financing Activities	(1,638)	(640)

Increase in cash and cash equivalents	51	838
Cash and cash equivalents, beginning of period	3,991	2,262

Cash and cash equivalents, end of period	$4,042	$3,100

Supplemental Schedule of Noncash Investing Activities:
Common Stock Issued for Acquisitions	$—	$1,932

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

(in millions)

(unaudited)

REVENUES

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
UnitedHealthcare	$6,694	$5,004	$13,300	$9,583
Ovations	2,274	1,811	4,469	3,554
AmeriChoice	844	773	1,671	1,501

Health Care Services	9,812	7,588	19,440	14,638
Uniprise	962	843	1,903	1,678
Specialized Care Services	678	573	1,325	1,127
Ingenix	175	146	341	286
Corporate and eliminations	(516)	(446)	(1,011)	(881)

Total Consolidated	$11,111	$8,704	$21,998	$16,848

EARNINGS FROM OPERATIONS
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Health Care Services	$944	$636	$1,854	$1,213
Uniprise	198	170	387	337
Specialized Care Services	139	119	272	232
Ingenix	29	20	53	39

Total Consolidated	$1,310	$945	$2,566	$1,821

UNITEDHEALTH GROUP

CUSTOMER PROFILE SUMMARY

(in thousands)

(unaudited)

Customer Profile	June 2005 (a)	March 2005	December 2004		June 2004	December 2003
Commercial Businesses
Risk-based	11,530	10,940	10,820		9,345	8,360
Fee-based	16,665	16,190	15,525		15,120	14,110
Federal, State, and Municipal Governments	7,075	6,920	7,035	(b)	9,525	9,360
Individual Consumers	1,540	1,520	1,455		1,200	1,190
Business-to-Business	19,715	19,675	19,005		19,260	17,440

Grand Total	56,525	55,245	53,840		54,450	50,460

Consumer-directed health plans (included above)	1,005	925	560		220	50

(a) Includes 700,000 individuals served by PacificDental Benefits, Inc., which was acquired in June 2005.

(b)    Department of Defense (DOD) contract for Optum Nurseline Services involving 2.8 million members and $11 million in annual revenue managed directly by the DOD beginning in the third quarter of 2004.

Supplemental Segment Profile - Health Care Services and Uniprise

	June 2005	March 2005	December 2004		June 2004	December 2003
Health Care Services:
Risk-based commercial	7,700	7,675	7,655		6,225	5,400
Fee-based commercial	3,455	3,380	3,305		3,060	2,895
Medicare	355	345	330		240	230
Medicaid	1,265	1,260	1,260		1,230	1,105

Total Health Care Services	12,775	12,660	12,550		10,755	9,630

Uniprise	10,540	10,470	9,875		9,520	9,060